As filed with the Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3931704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Michael G. Kauffman

Chief Executive Officer

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(Name and address of agent for service)

(617) 658-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,424,241 shares(2)	$22.19(3)	$53,793,907.79(3)	$6,982.45

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,939,393 shares issuable under the 2013 Stock Incentive Plan and (ii) 484,848 shares issuable under the 2013 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 10, 2020.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register (a) an additional 1,939,393 shares of Common Stock, $0.0001 par value per share, of Karyopharm Therapeutics Inc. (the “Registrant”) issuable under the Registrant’s 2013 Stock Incentive Plan (the “2013 Plan”) and (b) an additional 484,848 shares of Common Stock issuable under the Registrant’s 2013 Employee Stock Purchase Plan (together with the 2013 Plan, the “Plans”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-194746, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 21, 2014 relating to the Plans, (ii) the Registration Statement on Form S-8, File No.  333-202742, filed by the Registrant with the SEC on March 13, 2015 relating to the 2013 Plan, (iii) the Registration Statement on Form S-8, File No. 333-210221, filed by the Registrant with the SEC on March  15, 2016 relating to the Plans, (iv) the Registration Statement on Form S-8, File No.  333-216732, filed by the Registrant with the SEC on March 16, 2017 relating to the 2013 Plan, (v) the Registration Statement on Form S-8, File No. 333-223675, filed by the Registrant with the SEC on March  15, 2018 relating to the 2013 Plan, and (vi) the Registration Statement on Form S-8, File No.  333-229971, filed by the Registrant with the SEC on February 28, 2019 relating to the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2013 Stock Incentive Plan

99.1(4)	2013 Employee Stock Purchase Plan

(1)

Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36167) filed with the SEC on August 7, 2019 and incorporated herein by reference.

(2)

Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the SEC on November 18, 2013 and incorporated herein by reference.

(3)

Previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191584) filed with the SEC on October 28, 2013 and incorporated herein by reference.

(4)

Previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191584) filed with the SEC on October 28, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 13th day of March, 2020.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael G. Kauffman
Name:	Michael G. Kauffman, M.D., Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karyopharm Therapeutics Inc., hereby severally constitute and appoint Michael G. Kauffman, M.D., Ph.D., Michael Mason and Christopher B. Primiano, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Karyopharm Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Kauffman Michael G. Kauffman, M.D., Ph.D.	Chief Executive Officer and Director (principal executive officer)	March 13, 2020

/s/ Michael Mason Michael Mason	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	March 13, 2020

/s/ Garen G. Bohlin Garen G. Bohlin	Director	March 13, 2020

/s/ Mikael Dolsten Mikael Dolsten, M.D., Ph.D.	Director	March 13, 2020

/s/ J. Scott Garland J. Scott Garland	Director	March 13, 2020

/s/ Barry E. Greene Barry E. Greene	Director	March 13, 2020

/s/ Deepika R. Pakianathan Deepika R. Pakianathan, Ph.D.	Director	March 13, 2020

/s/ Mansoor Raza Mirza Mansoor Raza Mirza, M.D.	Director	March 13, 2020

/s/ Richard Paulson Richard Paulson	Director	March 13, 2020